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                          MERCER INSURANCE GROUP, INC.

                         2003 STOCK-BASED INCENTIVE PLAN

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                          MERCER INSURANCE GROUP, INC.
                         2003 STOCK-BASED INCENTIVE PLAN

                                TABLE OF CONTENTS

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ARTICLE                                                                     PAGE
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
Article 1.    PURPOSE OF THE PLAN; TYPES OF AWARDS                            1

Article 2.    DEFINITIONS                                                     1

Article 3.    ADMINISTRATION                                                  5

Article 4.    COMMON STOCK SUBJECT TO THE PLAN                                6

Article 5.    ELIGIBILITY                                                     7

Article 6.    STOCK OPTIONS IN GENERAL                                        7

Article 7.    TERM, VESTING AND EXERCISE OF OPTIONS                           9

Article 8.    EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT        10

Article 9.    RESTRICTED STOCK                                               12

Article 10.   STOCK APPRECIATION RIGHTS                                      13

Article 11.   ADJUSTMENT PROVISIONS                                          13

Article 12.   SPECIAL PROVISIONS RELATING TO DIRECTOR AWARDS                 15

Article 13.   GENERAL PROVISIONS                                             15
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                 ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF AWARDS

         1.1      Purpose. The Mercer Insurance Group, Inc. 2003 Stock-Based
Incentive Plan is intended to provide selected Employees and Directors of Mercer
Insurance Group, Inc. and its Subsidiaries with an opportunity to acquire Common
Stock of the Corporation. The Plan is designed to help the Corporation and its Subsidiaries attract, retain and motivate selected persons to make substantial contributions to the success of the Corporation's business and the businesses of its Subsidiaries. Awards will be granted under the Plan based, among other things, on the Participant's level of responsibility and performance within the Corporation and its Subsidiaries.

         1.2      Authorized Plan Awards. Incentive Stock Options, Nonqualified
Stock Options, Restricted Stock and SARs (including Tandem SARs) may be awarded within the limitations of the Plan herein described; provided, however, that Incentive Stock Options (including Tandem SARs coupled with Incentive Stock
Options) may not be granted to Directors.

                             ARTICLE 2. DEFINITIONS

         2.1 "Agreement". A written instrument evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.

         2.2      "Award". The grant of an Option, Restricted Stock or an SAR
(including a Tandem SAR).

         2.3      "Board". The Board of Directors of the Corporation.

         2.4 "Change in Control". Except as otherwise provided in an Agreement, the first to occur of any of the following events:

                  (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation's or a Subsidiary's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the "Benefit
         Plan(s)"), is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities other than pursuant to a transaction excepted in Clause (c) or (d);

                  (b) there occurs a contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities;

                  (c) a binding written agreement is executed (and, if legally required, approved by the Corporation's shareholders) providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation to another entity,

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         except to an entity controlled directly or indirectly by the
         Corporation;

                  (d) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

                           (i) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the "Surviving
                  Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

                           (ii) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

                           (iii) based on the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                  (e) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

                  (f) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by

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reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.

         2.5      "Code". The Internal Revenue Code of 1986, as amended.

         2.6 "Committee". The Compensation Committee of the Board, or any successor to such committee.

         2.7 "Common Stock". The common stock of the Corporation (no par value) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

         2.8 "Corporation". Mercer Insurance Group, Inc., a Pennsylvania corporation.

         2.9 "Director". A non-employee director of the Corporation or a Subsidiary.

         2.10 "Disability". Permanent and total disability, within the meaning of such term in Code Section 22(e)(3).

         2.11 "Effective Date". The effective date of the Plan as provided in Section 13.1.

         2.12 "Employee". Any common law employee of the Corporation or a Subsidiary.

         2.13 "Exchange Act". The Securities Exchange Act of 1934, as amended.

         2.14 "Fair Market Value". The amount determined as such with respect to a share of Common Stock pursuant to the provisions of Section 6.3.

         2.15 "Incentive Stock Option". A Stock Option intended to satisfy the requirements of Code Section 422(b).

         2.16     "Initial Public Offering". The initial public offering of
Common Stock that occurs on [INSERT THE DATE OF CONVERSION], 2003.

         2.17     "Nonqualified Stock Option". A Stock Option other than an
Incentive Stock Option.

         2.18 "Optionee". A Participant who is awarded a Stock Option pursuant to the

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provisions of the Plan.

         2.19 "Participant". An Employee or Director to whom an Award has been granted and remains outstanding.

         2.20 "Performance Criteria". Any objective test based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return,
(g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price and (m) expense reduction.
Performance Criteria shall be derived from the financial statements of the Corporation and its Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, or, for Performance Criteria that cannot be so derived, under a methodology established by the Committee prior to the issuance of a Performance Grant that is consistently applied.

         2.21. "Performance Goal". A goal established by the Committee, with respect to an Award intended to constitute a Performance Grant, that relates to one or more Performance Criteria. A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year) or more than three years, as may be specified by the Committee at the time of the awarding of a Performance Grant.

         2.22. "Performance Grant". An Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more
Performance Goals.

         2.23     "Plan". The Mercer Insurance Group, Inc. 2003 Stock-Based
Incentive Plan.

         2.24 "Reference Value". The dollar amount fixed as such at the date of the grant of an SAR, which amount shall not be less than the Fair Market
Value of the Common Stock on such date.

         2.25 "Restricted Stock". A grant of Common Stock pursuant to the provisions of the Plan, which grant is subject to such restrictions and other conditions as may be specified by the Committee at the time of such grant.

         2.26 "Retirement". The termination of a Participant's employment following attainment of age 65.

         2.27 "SAR". A stock appreciation right, which represents the potential right to receive the increase (if any) in the Fair Market Value of a share of Common Stock on the date of the exercise of such right over the Reference Value of such share on the date the right is granted.

         2.28     "Securities Act". The Securities Act of 1933, as amended.

         2.29     "Stock Option" or "Option". A grant of a right to purchase
Common Stock pursuant to the provisions of the Plan.

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         2.30     "Subsidiary". A subsidiary corporation, as defined in Code
Section 424(f), that is a subsidiary of a relevant corporation.

         2.31 "Tandem SAR". An SAR granted in connection with the concurrent grant of an Option, which SAR shall expire to the extent the related Option is exercised and vice versa.

                            ARTICLE 3. ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board or any successor committee. The Committee shall be composed of three or more members of the Board, all of whom are (a)
"non-employee directors" as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to
Section 16(b) of the Exchange Act, (b) "outside directors" within the meaning of Code Section 162(m), and (iii) "independent" within the meaning of any applicable Nasdaq Stock Market listing requirement or the requirement of any other market or exchange on which the Common Stock is listed. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

         3.2      Powers of the Committee.

                  (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.

                  (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

                           (i) determine and select the Employees to be granted Awards (it being understood that more than one Award may be granted to the same person);

                           (ii) determine the number of shares subject to each Award;

                           (iii) determine the date or dates when the Awards will be granted;

                           (iv)     determine the exercise price of shares
                  subject to Options in accordance with Article 6;

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                           (v)      determine the date or dates when an Option
                  may be exercised within the term of the Option specified
                  pursuant to Article 7;

                           (vi) determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option;

                           (vii) determine the Reference Value applicable to SARs (including Tandem SARs) granted under the Plan;

                           (viii)   prescribe the form, which shall be
                  consistent with the Plan document, of the Agreement evidencing any Awards granted under the Plan; and

                           (ix) prescribe such administrative forms as are deemed necessary for the proper operation of the Plan, including, if deemed appropriate, a beneficiary designation form.

         3.3 Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.

         3.4      Establishment and Certification of Performance Goals. The
Committee shall establish, prior to grant, Performance Goals with respect to each Award intended to constitute a Performance Grant. Notwithstanding anything herein to the contrary, no Option or SAR (including a Tandem SAR) that is intended to constitute a Performance Grant may be exercised until the Performance Goal or Goals applicable thereto is or are certified as having been satisfied by the Committee, nor shall any share of Restricted Stock that is intended to constitute a Performance Grant be released to a Participant until such certification is made.

         3.5 Performance Grants Not Mandatory. Nothing herein shall be construed as requiring that any Award be made a Performance Grant.

                   ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN

         4.1 Common Stock Authorized. The aggregate number of shares of Common Stock with respect to which Awards may be granted under this Plan shall not exceed 14% of the shares of Common Stock offered and sold in the Initial
Public Offering; provided, however, that Restricted Stock Awards made under this Plan shall not exceed 4% of the shares of Common Stock so offered and sold. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 11.

         4.2 Shares Available. The Common Stock to be issued under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market.

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         4.3      Use and Replenishment of Authorized Shares. All Awards shall be charged, on a share-for-share basis, against the shares authorized under
Section 4.1; provided, however, that shares subject to a Tandem SAR shall be charged against the authorized shares only once for the overall number of shares subject thereto and not for both the number of shares subject to the SAR portion of the Award and the number of shares subject to the Option portion of the
Award. The provisions of the preceding sentence shall apply whether an exercised
SAR is settled in cash or stock, or partly in both. In the event that any outstanding Award under the Plan for any reason expires, terminates or is forfeited, the shares of Common Stock allocable to such expiration, termination or forfeiture may thereafter again be made subject to an Award under the Plan;
provided, however, shares subject to a Tandem SAR shall be replenished only once for the overall number of shares subject thereto and not for both the number of shares subject to the SAR portion of the Award and the number of shares subject to the Option portion of the Award.

                             ARTICLE 5. ELIGIBILITY

         5.1 Participation. Except as otherwise provided herein, Awards shall be granted by the Committee only to persons who are Employees and shall be ratified by a majority of the disinterested members of the Board.

         5.2 Incentive Stock Option Eligibility. Notwithstanding any other provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock
Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding options held by an Optionee or by any other person.

                      ARTICLE 6. STOCK OPTIONS IN GENERAL

         6.1 Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such Fair Market Value in the case of an Incentive Stock Option granted to any individual described in Section 5.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock
Option, not less than 100% percent of the Fair Market Value of a share of Common
Stock on the date the Option is granted. The exercise price shall be subject to adjustment as provided in Article 11.

         6.2      Limitation on Incentive Stock Options. The aggregate Fair
Market Value

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(determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

         6.3      Determination of Fair Market Value.

                  (a) During such time as the Common Stock is not listed on an established stock exchange or exchanges but is quoted on the NASDAQ
         National Market System, the Fair Market Value per share of the Common
         Stock shall be the closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the Fair
         Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred.

                  (b) During such time as the Common Stock is not listed on an established stock exchange or quoted on the NASDAQ National Market
         System, the Fair Market Value per share of the Common Stock shall be the mean between the closing "bid" and "asked" prices for such a share on the relevant day. If no closing "bid" and "asked" prices are quoted for that day, the Fair Market Value shall be determined by reference to such prices for the next preceding day on which such closing prices were quoted.

                  (c) If the Common Stock is listed on an established stock exchange or exchanges, the Fair Market Value per share of the Common
         Stock shall be the composite closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred.

                  (d) In the event that the Common Stock is not traded on an established stock exchange or quoted on the NASDAQ National Market
         System, and no closing "bid" and "asked" prices are available on a relevant day, then the Fair Market Value per share of Common Stock will be the price established by the Committee in good faith.

         In connection with determining the Fair Market Value of a share of Common Stock on any relevant day, the Committee may use any source deemed reliable; and its determination shall be final and binding on all affected persons, absent clear error.

         6.4 Limitation on Option Awards. Commencing on the Effective Date, grants under this Plan (and any plan of the Corporation or a Subsidiary providing for stock option awards) to an Employee described in Code Section
162(m)(3) shall not exceed, in the aggregate, Options to acquire 125,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 11. The limitation in this section shall not include Options that are granted as part of Tandem SARs.

         6.5      Transferability of Options.

                  (a) Except as provided in Subsection (b), an Option granted hereunder shall

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         not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the
         Optionee's lifetime, only by him or her.

                  (b) An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option (but not a Nonqualified
         Stock Option that is part of a Tandem SAR) for no consideration to or for the benefit of one or more members of the Optionee's "immediate family" (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term "immediate family" shall mean an Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).

                ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS

         7.1 Term and Vesting. Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement;
provided, however, that (i) each intended Incentive Stock Option granted to an individual described in Section 5.2 shall terminate not later than five years after the date of grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock
Option shall terminate not later than ten years and one month after the date of grant. Each Option granted under the Plan shall be exercisable (i.e., become vested) only after the earlier of the date on which (i) the Optionee has completed one year of continuous employment with the Corporation or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals) or (ii) unless otherwise provided in an Agreement, a Change in Control occurs. Notwithstanding the preceding sentence, any Option Agreement may provide that vesting will be accelerated in the event of death or Disability. An Option may be exercised only during the continuance of the Optionee's employment, except as provided in Article 8.

         7.2      Exercise.

                  (a) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common
         Stock owned by him or her and having a Fair Market Value equal to the cash exercise price applicable to the Option (with the Fair Market
         Value of such stock to be determined in the manner provided in Section
         6.3) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve.

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         Notwithstanding the foregoing, Common Stock may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).

                  (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

                  (c) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

                  (d)      In the case of the death of a Participant, any vested
         Award shall be exercisable by his or her estate (or the person to whom the Option is lawfully distributed by the estate) in accordance with the conditions and limitations of the Plan, unless a valid beneficiary designation form providing otherwise is on file with the Corporation.

                                   ARTICLE 8.
            EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT

         8.1 Retirement. In the event of an Optionee's termination of employment due to Retirement, the vested portion of his or her Option shall lapse at the earlier of the expiration of the term of the Option or:

                  (a) in the case of an Incentive Stock Option, three months from the date of Retirement; and

                  (b) in the case of a Nonqualified Stock Option, up to 24 months from the date of Retirement (as specified in the relevant
         Agreement).

         8.2 Death or Disability. In the event of termination of an Optionee's employment due to his or her death or Disability, the vested portion of his or her Option shall lapse at the earlier of (a) the expiration of the term of the Option, or (b) one year after termination due to such a cause.

         8.3 Termination For Cause. In the event of an Optionee's termination of employment "for cause," the vested portion of his or her Option shall lapse on the date of such termination. Termination "for cause" shall mean the Optionee was terminated after:

                  (a) any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of the Optionee or relieve him or her of his or her duties;

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                  (b)      the Optionee is convicted of or enters a plea of
         guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the
         Optionee for a period of 45 consecutive days; or

                  (c) the Optionee willfully fails to follow the lawful instructions of the Board (or the board of directors of a Subsidiary) after receipt of written notice of such instructions, other than a failure resulting from the Optionee's incapacity because of physical or mental illness.

         8.4      Special Termination Provisions.

                  (a) Notwithstanding anything herein to the contrary, in the case of a corporate downsizing, the Retirement of an Optionee or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the one-year
         (or other) continuous service requirement for vesting specified in an Agreement pursuant to Section 7.1 and permit the exercise of an Option held by an Optionee prior to the satisfaction of such requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee's termination of employment.

                  (b) In the event the Committee waives the continuous service requirement with respect to an Option and the circumstance of an Optionee's termination of employment is described in Section 8.1 or 8.2, the affected Option will lapse as otherwise provided in the relevant section.

                  (c) Notwithstanding anything herein to the contrary, in the case of a corporate downsizing or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the otherwise applicable lapse provision of the Option of a Participant and permit its exercise until a date which is the earlier of the expiration of the term of the Option or:

                           (i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and

                           (ii) in the case of a Nonqualified Stock Option, up to 24 months from the date of termination of employment (as specified in the relevant resolution).

                  (d) No exercise of discretion under this section with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance.

         8.5 Other Termination By the Corporation or Optionee. Except as otherwise provided elsewhere in this article, (a) in the event of an Optionee's termination of employment at the election of the Corporation or a Subsidiary, his or her Option shall lapse at the earlier of (i)

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the expiration of the term of the Option, or (ii) three months after such termination; and (b) in the event of termination of employment at the election of an Optionee, his or her Option shall lapse on the date of such termination.

                          ARTICLE 9. RESTRICTED STOCK

         9.1 In General. Restricted Stock Awards shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Award. Among other things, a Restricted Stock Award shall be subject to a vesting schedule or Performance
Goals, or both.

         9.2      Minimum Vesting Period for Certain Awards. In the case of a
Restricted Stock Award that is not intended to constitute a Performance Grant, such Award shall not fully vest over a period of less than three years;
provided, however, that this minimum vesting period shall not be construed as precluding terms in an Agreement that may accelerate vesting of an Award by reason of death, Disability or the occurrence of a Change in Control.

         9.3      Limitation on Restricted Stock Awards. Commencing on the
Effective Date, grants under this Plan (and any other plan of the Corporation or a Subsidiary providing for restricted stock awards) to any Employee described in Code Section 162(m)(3) shall not exceed, in the aggregate, Restricted Stock
Awards for 60,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 11.

         9.4      Issuance and Retention of Share Certificates By Corporation.
One or more share certificates shall be issued upon the grant of a Restricted
Stock Award; but until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of one or more Performance Goals, the Corporation shall retain such share certificates.

         9.5      Stock Powers. At the time of the grant of a Restricted Stock
Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.

         9.6 Release of Shares. Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares, together with an amount of cash (without interest) equal to the dividends that have been paid on such shares with respect to record dates occurring on and after the date of the related Award.

         9.7 Forfeiture of Restricted Stock Awards. In the event of the forfeiture of a Restricted Stock Award, by reason of the termination of employment prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.

         9.8 Assignment, Transfer, Etc. of Restricted Stock Rights. The potential rights of a

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

Participant to shares of Restricted Stock may not be assigned, transferred, sold, pledged, hypothecated or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her;
provided, however, that the Committee may permit a transfer of a type described in Section 6.5(b).

                      ARTICLE 10. STOCK APPRECIATION RIGHTS

         10.1 In General. SARs and Tandem SARs shall be subject to such terms and conditions as may be specified in the Agreement issued to the Participant to evidence the grant of such an Award. Among other things, SARs and Tandem SARs shall be subject to a vesting schedule or Performance Goals, or both.

         10.2 Term, Vesting and Exercise Following Termination. SARs shall be subject to the Plan's term and vesting rules, and the rules for exercise following termination of service, applicable to Nonqualified Stock Options;
provided, however, that in the case of a Tandem SAR, such SAR shall be subject to the same term and vesting rules, and the rules for exercise following termination of service, applicable to its related Option.

         10.3 Exercise Procedures and Payment. SARs and Tandem SARs shall be subject to such exercise procedures as may be established by the Committee in the relevant Agreement. Payment required upon the exercise of a SAR or Tandem
SAR shall be made within 30 days of exercise and may be made in cash, stock or partly in both, as specified by the Committee in the relevant Agreement or otherwise.

         10.4 Limitation on SAR Awards. Commencing on the Effective Date, grants under this Plan (and any other plan of the Corporation or a Subsidiary providing for SAR awards) to any Employee described in Code Section 162(m)(3) shall not exceed, in the aggregate, SAR Awards for 125,000 shares of Common
Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 11. The limitation in this section shall also include SARs granted in the form of Tandem SARs.

         10.5 Certain Additional Provisions and Conditions. The Agreement evidencing the grant of any Tandem SAR under the Plan shall contain such additional provisions and conditions as may be necessary to comply with any applicable securities law and exchange-related requirements and, in the case of a Tandem SAR that includes an intended Incentive Stock Option, such provisions and conditions as may be necessary to qualify the Option as such.

         10.6     Assignment, Transfer, Etc. of SARs. The rights of a
Participant under a SAR (including a Tandem SAR) shall not be transferable other than by will or the laws of descent and distribution and such SAR (or Tandem
SAR) shall be exercisable, during the Participant's lifetime, only by him or her.

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

                       ARTICLE 11. ADJUSTMENT PROVISIONS

         11.1     Share Adjustments.

                  (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price or Reference Value thereof (where relevant), (iii) the maximum number of Awards that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

                  (b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

                  (c) The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         11.2 Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation's assets, shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Award or substitute its own awards and/or otherwise provides for the payment of value therefor. In the case of an event described in the preceding sentence, vested and nonvested Awards may be treated differently.

         11.3 Fractional Shares. Fractional shares resulting from any adjustment in Awards pursuant to this article may be settled as a majority of the disinterested members of the Board shall determine.

         11.4 Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted.

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

           ARTICLE 12. SPECIAL PROVISIONS RELATING TO DIRECTOR AWARDS

         12.1     In General. Subject to Section 12.2, Awards granted to
Directors shall be subject to the same terms and conditions as are applicable to Awards granted to Employees, except for any term or condition that is clearly not applicable or otherwise should be construed differently under the circumstances.

         12.2 Special Provisions. The following provisions shall, with respect to Director Awards, supersede any contrary provision in this Plan document.

                  (a) Termination of Service In General. References herein to an individual's employment or termination of employment shall be deemed references to a Director's service or termination of service as a member of the Board or the board of directors of a Subsidiary.

                  (b)      Special Termination Provision. The provisions of
         Section 8.5(a) shall apply in the case of a termination described in
         Section 8.5(b).

                  (c) Grant of Awards. The Board, acting as a whole, shall grant all Awards to Directors and specify the conditions and limitations applicable to such Awards.

                  (d)      Limitation on Awards. Commencing on the Effective
         Date, grants under this Plan to any Director shall not exceed 50% of the relevant limitation applicable to Employees.

                  (e) Retirement of Director. Notwithstanding Section 2.26, in the case of a Director, the term "Retirement" shall mean his or her termination of service as such following the attainment of age 70.

                         ARTICLE 13. GENERAL PROVISIONS

         13.1 Effective Date; Issuance of Awards. The Plan shall be deemed adopted and its Effective Date shall be the date of the Initial Public Offering;
provided, however, that the Plan shall be subject to approval by the shareholders of the Corporation no earlier than 6 nor later than 12 months after the Initial Public Offering. Until such time as the shareholders approve the Plan, no Awards shall be granted hereunder.

         13.2 Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of the Effective Date.

         13.3     Limitation on Termination, Amendment or Modification.

                  (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment

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

         or modification shall be made solely by the Board which:

                           (i) increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan;

                           (ii)     changes the class of eligible Participants;
                  or

                           (iii)    otherwise requires the approval of
                  shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

                  (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

         13.4 No Right to Grant of Award or Continued Employment. Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to an individual who qualifies as an Employee, or (b) confer upon a Participant any right to continue in the employ of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant's employment at any time and for any reason.

         13.5 Certain Rules of Interpretation. Without limiting the power of the Committee to interpret the provisions of the Plan, the following rules shall apply in connection with the administration of the Plan:

                  (a) Except as otherwise provided herein, nonvested Awards shall be forfeited immediately upon a Participant's termination of employment.

                  (b) The transfer of a Participant's employment between and among the Corporation and a Subsidiary shall not constitute termination of employment.

                  (c) A Participant, who is employed by a Subsidiary, shall be deemed to have terminated employment in the event and on the day such entity ceases to qualify as a Subsidiary.

         13.6     Withholding Taxes.

                  (a) Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant pay or reimburse to it any withholding taxes at such time as withholding is required by law.

                  (b) With the permission of the Committee, a Participant may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a Fair Market
         Value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to such

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

         conditions as may then be imposed thereon by any applicable tax or securities law.

         13.7     Listing and Registration of Shares.

                  (a) No Option or SAR granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered with respect to an Award, if at any relevant time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

                  (b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution.
         The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

                  'THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY
                  NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR
                  OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
                  STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN
                  OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS
                  NOT REQUIRED.'

         13.8 Disinterested Director. For purposes of this Plan, a director shall be deemed "disinterested" if such person could qualify as a member of the Committee under Section 3.1.

         13.9 Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

         13.10 Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

         13.11 Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

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